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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Trustees
Brandywine Realty Trust:



We consent to the incorporation by reference in the registration statements (Nos. 333-109010, 33-52952, 333-69653, 333-56237, 333-53359, 333-46647,
333-20999) on Form S-3 and (Nos. 333-52957, 333-28427, 333-14243) on Form S-8 of
Brandywine Realty Trust of our report dated February 26, 2003, except as to notes 9, 12 and 13, which are as of December 31, 2003, with respect to the consolidated balance sheet of Brandywine Realty Trust and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, beneficiaries' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2002, which report is included in the Annual Report on Form 10-K of Brandywine Realty Trust for 2003. Our report refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Also, our report refers to the fact that effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145, "Rescission of No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections."



/s/  KPMG LLP

Philadelphia, Pennsylvania
March 12, 2004